Exhibit 10.1

COLLATERAL LOAN AGREEMENT

THIS COLLATERAL LOAN AGREEMENT (the “Agreement”), dated as of August 25, 2010, is made and entered into by and among SSTI 2900 CRESCENT SPRINGS RD, LLC, a Delaware limited liability company (“2900 Crescent Springs”), SSTI 550 MAIN ST, LLC, a Delaware limited liability company (“550 Main Street”), SSTI 4950 N DIXIE HWY, LLC, a Delaware limited liability company (“4950 Dixie Hwy”), SSTI 16400 STATE RD 84, LLC, a Delaware limited liability company (“16400 State Road 84”), USA DURANGO LV SELF STORAGE, LLC, a Delaware limited liability company (“Durango”), SSTI 10490 COLONEL CT, LLC, a Delaware limited liability company (“10490 Colonel Court”), SSTI 2035 POWERS FERRY RD, LLC, a Delaware limited liability company (“2035 Powers Ferry Road”), SSTI 3636 E WASHINGTON ST, LLC, a Delaware limited liability company (“3636 Washington Street”), SSTI 1135 W BROADWAY RD, LLC, a Delaware limited liability company (“1135 Broadway Road”), SSTI 15 LANDINGS DR, LLC, a Delaware limited liability company (“15 Landings Drive”), and SSTI 3401 SOUTH STATE RD 7, LLC, a Delaware limited liability company (“3401 South State Road 7”) (2900 Crescent Springs, 550 Main Street, 4950 Dixie Hwy, 16400 State Road 84, Durango, 10490 Colonel Court, 2035 Powers Ferry Road, 3636 Washington Street, 1135 Broadway Road, 15 Landings Drive, and 3401 South State Road 7 individually and collectively, “Borrowers”) and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”).

RECITALS:

This Agreement is entered into on the basis of the following facts, understandings and intentions of the parties:

A. These Recitals refer to and utilize certain terms defined in this Agreement, which defined terms are incorporated into these Recitals by reference when used herein.

B. Lender has made the Loans to each of Borrowers concurrently with entering into this Agreement. The Loans are evidenced and secured by the Loan Documents, including this Agreement.

C. In connection with the Loans, Borrowers have requested certain rights with respect to Transfers, certain rights to make Substitutions for one or more of the Individual Properties, and certain provisions for the Release of one or more of the Individual Properties. Lender is willing to grant Borrowers such rights on the terms and conditions specified by Lender as set forth in this Agreement.

D. The parties desire to enter into this Agreement in order to set forth their respective rights and obligations in connection with the administration of the Loans.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals, and the mutual covenants and promises of the parties contained in this Agreement, the parties agree as follows:

1. GENERAL DEFINITIONS

1.1 Loan Documents; Defined Terms. Capitalized terms which are not otherwise defined in this Agreement shall have the same meaning given to such terms in the Mortgages (defined below) or other Loan Documents in which such terms are expressly defined.

1.2 General Terms. In addition to other capitalized terms defined herein, when used herein the following terms shall have the following meanings:

“Agreement” means this Collateral Loan Agreement dated as of August 25, 2010, as it may be amended, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” means the pro rata allocation of the Loans to each Individual Property, as mutually agreed between Lender and Borrowers and as currently set forth on Exhibit A attached to this Agreement, as such allocation may be revised or otherwise modified from time to time in accordance with the provisions of Sections 3.1 or 4.1 of this Agreement.

“Application” shall mean that certain First Mortgage Loan Application No. 706108325, dated June 21, 2010, made by Borrowers with respect to the Loans, as amended by that certain First Amendment to First Mortgage Loan Application between Borrowers and Lender dated June 21, 2010.

“Assignments of Leases” means, collectively, each assignment of the lessor’s interest in leases and rents (which may be incorporated in the Mortgage) executed and delivered by a Borrower in connection with an Individual Property for the benefit of Lender, modified to reflect the laws of the state where the Individual Property is located and otherwise as Lender deems necessary or appropriate in its sole discretion, as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Bank Monitor Rate” shall mean the average interest rate of money market accounts offered by banks located in twenty-five (25) cities and/or metropolitan areas as published in the Bank Rate Monitor (referred to there in as the “Bank 25 Average”), as determined and reset by Lender on a monthly basis.

“Borrower” means, individually, each of 2900 Crescent Springs, 550 Main Street, 4950 Dixie Hwy, 16400 State Road 84, Durango, 10490 Colonel Court, 2035 Powers Ferry Road, 3636 Washington Street, 1135 Broadway Road, 15 Landings Drive, and 3401 South State Road 7.

“Borrowers” means, collectively, 2900 Crescent Springs, 550 Main Street, 4950 Dixie Hwy, 16400 State Road 84, Durango, 10490 Colonel Court, 2035 Powers Ferry Road, 3636 Washington Street, 1135 Broadway Road, 15 Landings Drive, and 3401 South State Road 7.

“Closing” or “Closing Date” means the date of this Agreement.

“Closing Certification” means, collectively, the Closing Certifications executed and delivered by any Borrower to Lender as of the date hereof in a form satisfactory to Lender.

“Collateral Documents” means, collectively, the Mortgages, the Assignments of Leases, the Financing Statements, the Cross Collateral Mortgages, the Cross Collateral Assignments of Leases, the Environmental Indemnities, the ERISA Indemnities, the Fraudulent Conveyance Indemnity, and all other instruments or documents now or hereafter granting Liens on property of Borrowers or any related entity for the benefit of Lender in connection with the Loans.

“Cross Collateral Assignment of Leases” means a second priority assignment of the lessor’s interest in leases (which may be incorporated in each Cross Collateral Mortgage) executed and delivered by a Borrower in connection with an Individual Property for the benefit of Lender, to secure the obligations of Borrowers as described in the Cross Collateral Mortgage recorded with respect to the same Individual Property, and modified to reflect the laws of the state where the Individual Property is located and otherwise as Lender deems necessary or appropriate in its reasonable discretion, as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Cross Collateral Mortgage” means a second priority mortgage, deed of trust, indemnity deed of trust, deed to secure debt or other similar instrument, executed and delivered by each Borrower, as “Trustor,” “Mortgagor,” or “Grantor” who owns the Individual Property or Individual Properties described in the Cross Collateral Mortgage, for the benefit of Lender as “Beneficiary”, “Mortgagee” or “Grantee” for an Individual Property to secure the obligations of Borrowers under all Notes other than the Note secured by the Mortgage recorded with respect to the same Individual Property, modified to reflect the laws of the state where the Individual Property is located and otherwise in a form reasonably satisfactory to Lender and as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Debt Service Coverage Ratio” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Environmental Indemnity” means (i) with respect to any Individual Property located outside of the State of California and the State of Nevada, the Environmental and ERISA Indemnity Agreement executed and delivered by a Borrower and Guarantor to Lender in a form satisfactory to Lender and modified to reflect the laws of the state where the Individual Property is located and otherwise as Lender deems necessary or appropriate in its sole discretion, and as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof, and (ii) with respect to any Individual Property located in the State of California and the State of Nevada (if any), the Environmental Indemnity Agreement executed and delivered by the applicable Borrower and Guarantor to Lender in a form reasonably satisfactory to Lender and modified to reflect the laws of the State of California or the State of Nevada, as applicable, and otherwise as Lender deems necessary or appropriate in its reasonable discretion, and as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Environmental Indemnities” means, collectively, each Environmental Indemnity for the Individual Properties.

“Environmental Site Assessment” means, with respect to an Individual Property, an assessment by an environmental consultant approved by Lender to determine the presence of hazardous material and/or wastes. Any Environmental Site Assessment shall comply with the Environmental Site Assessment Scope of Work Guidelines previously delivered by Lender to Borrowers, as the same may be amended, modified or supplemented by Lender from time to time.

“ERISA Indemnity” means, with respect to any Property located in the State of California and the State of Nevada (if any), the ERISA Indemnity Agreement executed and delivered by the applicable Borrower and Guarantor to Lender in a form reasonably satisfactory to Lender and modified to reflect the laws of the State of California or the State of Nevada, as applicable, and otherwise as Lender deems necessary or appropriate in its reasonable discretion, and as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“ERISA Indemnities” means, collectively, each ERISA Indemnity for the Individual Properties.

“Event of Default” has the meaning ascribed to such term in Section 6.1 of this Agreement.

“Excess Proceeds” has the meaning ascribed to such term in Section 6.4 of this Agreement.

“Exiting Property” has the meaning ascribed to such term in Section 4.1 of this Agreement.

“Expansion Loan” has the meaning ascribed to such term in Section 5.1 of this Agreement.

“Expansion Property” has the meaning ascribed to such term in Section 5.1 of this Agreement.

“Expansion Standby Fee” has the meaning ascribed to such term in Section 5.1(d) of this Agreement.

“Financing Statement” means, with respect to an Individual Property, a UCC-1 Financing Statement executed and delivered by any Borrower, as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Fraudulent Conveyance Indemnity” means the Fraudulent Conveyance Indemnity Agreement executed and delivered by Borrowers and Guarantor to Lender, as the same may be amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Grace Period” has the meaning ascribed to such term in Section 6.1(c) of this Agreement.

“Guarantor” means Strategic Storage Trust, Inc., a Maryland corporation.

“Indebtedness” means the principal of and all other amounts, payments and premiums due under the Notes, and all other indebtedness of Borrowers to Lender and any additional advances under, evidenced by and/or secured by the Loan Documents, plus interest accruing on all such amounts as provided in the Loan Documents.

“Individual Loan” means the Allocated Loan Amount identified with an Individual Property as set forth on Exhibit A attached hereto and by this reference made a part hereof

“Individual Property” means each real property or group of real properties (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter included in the Security Pool and identified together as an “Individual Property” on Exhibit B.

“Lender” means The Prudential Insurance Company of America, a New Jersey corporation, and its successors and assigns.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any financing lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loans” means, collectively, the loans evidenced and secured by the Loan Documents.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, and any other document or certificate executed and delivered by any Borrower and Guarantor to Lender in connection with the transactions contemplated by this Agreement.

“Loan to Value Ratio” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Mortgage” means a deed of trust, mortgage, deed to secure debt or other similar instrument, executed and delivered by Borrower, as “Trustor,” “Mortgagor,” or “Grantor”, for the benefit of Lender as “Beneficiary,” “Mortgagee” or “Grantee”, for an Individual Property, modified to reflect the laws of the state where such Individual Property is located and otherwise in form satisfactory to Lender and as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Mortgages” means, collectively, each of the Mortgages for the Individual Properties.

“NOI” has the meaning ascribed to such term in Section 3.1 hereof.

“Note” means, individually, any one of the Notes.

“Notes” means, collectively, each of (i) that certain Promissory Note dated even date herewith, in the original principal amount of $1,600,000.00, executed by 2900 Crescent Springs Road, as maker, and payable to Lender or its order (“2900 Crescent Springs Road Note”), (ii) that certain Promissory Note dated even date herewith, in the original principal amount of $8,700,000.00, executed by 550 Main Street, as maker, and payable to Lender or its order (“550 Main Street Note”), (iii) that certain Promissory Note dated even date herewith, in the original principal amount of $3,300,000, executed by 4950 Dixie Highway, as maker, and payable to Lender or its order (“4950 Dixie Highway Note”), (iv) that certain Promissory Note dated even date herewith, in the original principal amount of $7,725,000.00, executed by 16400 State Road 84, as maker, and payable to Lender or its order (“16400 State Road 84 Note”), (v) that certain Promissory Note dated even date herewith, in the original principal amount of $1,525,000.00, executed by Durango, as maker, and payable to Lender or its order (“Durango Note”), (vi) that certain Promissory Note dated even date herewith, in the original principal amount of $1,550,000.00, executed by 10490 Colonel Court, as maker, and payable to Lender or its order (“10490 Colonel Court Note”), (vii) that certain Promissory Note dated even date herewith, in the original principal amount of $2,250,000.00, executed by 2035 Powers Ferry Road, as maker, and payable to Lender or its order (“2035 Powers Ferry Road Note”), (viii) that certain Promissory Note dated even date herewith, in the original principal amount of $850,000.00, executed by 3636 Washington Street, as maker, and payable to Lender or its order (“3636 Washington Street Note”), (ix) that certain Promissory Note dated even date herewith, in the original principal amount of $1,000,000.00, executed by 1135 Broadway Road, as maker, and payable to Lender or its order (“1135 Broadway Road Note”), (x) that certain Promissory Note dated even date herewith, in the original principal amount of $1,350,000.00, executed by 15 Landings Drive, as maker, and payable to Lender or its order (“15 Landings Drive Note”), and (xi) that certain Promissory Note dated even date herewith, in the original principal amount of $2,735,000.00, executed by 3401 South State Road 7, as maker, and payable to Lender or its order (“3401 South State Road 7 Note”)

“Pool Obligations” means all monetary and non-monetary obligations of every nature of all Borrowers from time to time to be performed by any of Borrowers under any of the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

“Prepayment Premium” means the payment owed by Borrowers to Lender in connection with the prepayment of any portion of the Loans, calculated in accordance with each Note.

“Principal Payment Amount” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Recourse Documents” means, collectively, (i) the Recourse Liabilities Guaranties, (ii) the Environmental Indemnities, and (iii) the ERISA Indemnities, each as amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Recourse Liabilities Guaranty” means, with respect to an Individual Loan, the Recourse Liabilities Guaranty executed and delivered by Guarantor to Lender with respect to such Individual Loan, as amended, supplemented, restated, replaced or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Recourse Liabilities Guaranties” means, collectively, each Recourse Liabilities Guaranty for the Individual Loans.

“Recourse Obligations” means the obligations and liabilities under the Recourse Documents and all provisions of the Loan Documents that provide for personal or recourse liability of Borrowers and/or Guarantor.

“Release” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Release Administrative Fee” has the meaning ascribed to such term in Section 3.1 hereof.

“Release Price” has the meaning ascribed to such term in Section 3.1 hereof.

“Release Property” has the meaning ascribed to such term in Section 3.1 hereof.

“Security Pool” means, collectively, all Individual Properties on which Lender has a Lien as security for the Loans, as the same may change from time to time in accordance with the terms and conditions hereof. The Individual Properties in the Security Pool as of the date hereof are set forth on Exhibit B attached hereto.

“Substitute Property” has the meaning ascribed to such term in Section 4.1 hereof.

“Substitution” has the meaning ascribed to such term in Section 4.1 hereof.

“Substitution Administrative Fee” has the meaning ascribed to such term in Section 4.1 hereof.

“TADS” has the meaning ascribed to such term in Section 3.1 hereof.

“Title Policy” means each Lender’s ALTA Lender’s policy of title insurance issued to Lender, ensuring the priority of the Mortgages.

2. SALE, TRANSFER OR ENCUMBRANCE OF INDIVIDUAL PROPERTIES IN SECURITY POOL

2.1 Due-on-Sale or Encumbrance. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Pool Obligations and the entire Pool Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any or for no reason or given conditionally, in Lender’s sole discretion) any of the following shall occur:

(a) Any Borrower shall sell, convey, assign, transfer, dispose of or be divested of its title to, convey security title to any Individual Property, mortgage, encumber or cause to be encumbered any Individual Property or any interest therein, in any manner or way, whether voluntary or involuntary (other than items of personal property replaced with items of substantially equal utility in the ordinary course of business), excluding, however, Leases entered into in accordance with Section 7 of the Assignment of Leases and Rents); or

(b) in the event of any merger, consolidation, sale, transfer, assignment, liquidation or dissolution involving any or all of the assets of any Borrower or any general partner or managing member of any Borrower; or

(c) in the event of the assignment, transfer, pledge, voluntary or involuntary sale, or encumbrance (or any of the foregoing at one time or over any period of time) of:

(i)(1) any ownership interests in any Borrower, regardless of the type or form of entity of such Borrower, (2) the voting stock or ownership interest of any corporation or limited liability company which is, respectively, general partner or managing member of any Borrower or any corporation or limited liability company directly or indirectly owning ten percent (10%) or more of any such corporation or limited liability company, or (3) the ownership interests in any owner of ten percent (10%) or more of the beneficial interests of any Borrower if such Borrower is a trust; or

(ii) any general partnership, managing member or controlling interest in (1) any Borrower, (2) an entity which is in any Borrower’s chain of ownership and which is derivatively liable for the obligations of such Borrower, or (3) any entity partner who has the right to participate directly or indirectly in the control of the management or operations of any Borrower; or

(d) in the event of the conversion of any general partnership interest in any Borrower to a limited partnership interest, if such Borrower is a partnership; or

(e) in the event of any change, removal, or resignation of any general partner of any Borrower, if such Borrower is a partnership; or

(f) in the event of any change, removal, addition or resignation of a managing member (or if no managing member, any member) of any Borrower if such Borrower is a limited liability company; or

(g) any Borrower shall (i) obtain any secured or unsecured debt except for customary and reasonable short-term trade payables obtained and repaid in the ordinary course of such Borrower’s business or (ii)

guarantee, or otherwise agree to be liable for (whether conditionally or unconditionally), any obligation of any person or entity.

The provisions set forth above shall not apply to transfers under any will or applicable law of descent. Notwithstanding anything to the contrary contained in this Section 2, (i) any issuance, sale, transfer or other disposition of any shares of stock of Guarantor shall be permitted without Lender’s consent and without payment of any fee or prior notice to Lender as long as such issuance, sale, transfer or other disposition, does not result in: (A) any Borrower no longer being the owner of the Individual Property associated with such Borrower on Exhibit A to this Agreement; (B) Guarantor no longer being the sole general partner of Strategic Storage Operating Partnership, L.P., a Delaware limited partnership (“Operating Partnership”); (C) Operating Partnership no longer being the sole owner of any Borrower; (D) Guarantor no longer being the guarantor (however defined) under the Recourse Liability Guaranties, the Environmental Indemnities or the Fraudulent Conveyance Indemnity; or (E) one person or group of affiliated persons acquiring more than forty-nine (49%) of the voting shares of Guarantor in one or a series of related transactions, (ii) any issuance, sale, transfer or other disposition of any limited partnership interests in Operating Partnership shall be permitted without Lender’s consent and without payment of any fee or prior notice to Lender as long as such issuance, sale, transfer or other disposition, does not result in: (A) any Borrower no longer being the owner of its respective Individual Property as set forth in this Agreement; (B) Guarantor no longer being the sole general partner of Operating Partnership; (C) Operating Partnership no longer being the sole owner of any Borrower; or (D) Guarantor no longer being the guarantor (however defined) under the Recourse Liability Guaranties, the Environmental Indemnities or the Fraudulent Conveyance Indemnity, (iii) any issuance, sale, transfer or other disposition of any limited partnership interests in SS REIT II Operating Partnership, L.P., a Delaware limited partnership (“REIT II Operating Partnership”), shall be permitted without Lender’s consent and without payment of any fee or prior notice to Lender as long as such issuance, sale, transfer or other disposition, does not result in: (A) Durango no longer being the owner of the Individual Property Individual Property identified on Exhibit A of this Agreement as “3825 S Durango Drive”; (B) Self Storage REIT II, Inc., a Maryland corporation and a wholly-owned subsidiary of Guarantor, no longer being the sole general partner of REIT II Operating Partnership; (C) REIT II Operating Partnership no longer being the sole owner of Durango; or (D) Guarantor no longer being the guarantor (however defined) under the Recourse Liability Guaranties, the Environmental Indemnities or the Fraudulent Conveyance Indemnity.

3. RELEASE OF INDIVIDUAL PROPERTIES FROM SECURITY POOL.

3.1 Partial Release. Upon not less than sixty (60) days prior written notice from Borrower, Lender shall release from the lien of the Loan Documents (a “Release”) an Individual Property in the Security Pool owned by such Borrower (“Release Property”), upon the satisfaction (as determined by Lender in its sole discretion) of all of the following terms and conditions:

(a) At the time of the applicable Borrower’s request and the time of the proposed Release, there shall be no Event of Default under the Loan Documents, and there shall exist no condition or state of facts which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents;

(b) Any such request may be made no sooner than the later of (i) nine (9) months after the Closing or (ii) nine (9) months after the completion of the most recent Release or Substitution (as defined below), and such written request must be received no later than twelve (12) months prior to the maturity date of the Loans;

(c) Each Release Property shall consist of an Individual Property, and each Release shall involve no more than one (1) Individual Property;

(d) For each Release Property, the applicable Borrower shall have paid to Lender the “Release Price”, which shall be equal to (i) one hundred twenty percent (120%) of the then unpaid principal balance of the Individual Loan Amount applicable to the Release Property (such amount shall herein be called the “Principal Payment Amount”) plus (ii) the applicable Prepayment Premium (based on the Principal Payment Amount) plus (iii) all accrued interest with respect to the Individual Loan applicable to the Release Property and all accrued and unpaid charges with respect to the Loans;

(e) The Principal Payment Amount shall be applied to pay in full the principal balance due with respect to the Individual Loan applicable to the Release Property, and Lender, in its discretion, shall apply the portion of the Principal Payment Amount which is in excess of the then outstanding principal balance of the

Individual Loan applicable to the Release Property to one or more of the other Individual Loans applicable to the other Individual Properties;

(f) Lender shall have determined that, following the Release, the Debt Service Coverage Ratio (defined below), calculated with respect to the remainder of the Security Pool (excluding the Release Property) shall be at least equal to the greater of (i) 1.90 to 1.00 or (ii) the Debt Service Coverage Ratio for the Loan immediately prior to the proposed Release (including the Release Property). In the event the Debt Service Coverage Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) is less than the required level, then Borrowers shall have the right, subject to payment of the applicable Prepayment Premium, to pay Lender the amount necessary to increase the Debt Service Coverage Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) to the required level;

(g) Lender shall have determined that following the Release, the Loan to Value Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property), shall not exceed the lesser of (i) 55% or (ii) the Loan to Value Ratio of the Property (including the Release Property) immediately prior to the proposed Release. In the event the Loan to Value Ratio with respect to the remainder of the Security Pool (excluding the Release Property) exceeds the required level, then Borrowers shall have the right, subject to payment of the Prepayment Premium, to pay Lender the amount necessary to reduce the Loan to Value Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) to the required level;

(h) At the time the applicable Borrower makes its written request to Lender for a Release, such Borrower shall pay to Lender a non-refundable administrative fee of $5,000.00 (the “Release Administrative Fee”). The Release Administrative Fee shall be deemed earned by Lender upon its receipt by Lender and shall not be applied to the Principal Payment Amount, the Prepayment Premium, or any other amounts due under the Loan Documents.

(i) Whether or not the Release is actually consummated, Borrowers shall pay to Lender all escrow, closing and recording charges and taxes including, but not limited to, the cost of preparing and delivering releases, any re-conveyance documentation and modifications of the Loan Documents, including legal fees and costs, the cost of any title insurance endorsements that Lender may require, any expenses incurred by Lender in connection with the Release, and any sums then due and payable under the Loan Documents; and

(j) Lender shall have determined, that following the Release, the value applicable to (i) all of the Individual Properties in any one (1) metropolitan area remaining in the Security Pool shall not exceed twenty percent (20%) of the total value of the Individual Properties remaining in the Security Pool; and

(k) Lender has determined that, following the Release, the aggregate outstanding principal balance of the Loans shall be greater than seventy percent (70%) of the original aggregate principal amount of the Loans; and

(l) Such other terms and conditions as Lender shall reasonably require.

The term “Loan to Value Ratio” shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the Property to (ii) the fair market value of the Property. The term “Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) net operating income (“NOI”) by (ii) total annual debt service (“TADS”). NOI is the gross annual income realized from operations of the Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the Property is 95% leased and occupied if actual leasing is less than 95%), including, without limitation, utilities, administrative expenses, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross annual income shall be based on the cash actually received for the preceding twelve (12) months and projected income based on the leases in place for the next succeeding twelve (12) months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Property.

Notwithstanding anything to the contrary in this Section 3 and/or Section 4 below, Borrowers shall only have the right to a combined cumulative total (during the entire term of the Loans) of three (3) Releases and Substitutions.

This Section 3 shall be personal to the original Borrowers under the Loans, and no transferee shall have any rights under this Section 3.

4. SUBSTITUTION OF INDIVIDUAL PROPERTIES

4.1 Substitution of Collateral. Upon prior written notice to Lender, Borrower shall be entitled to obtain a release of an Individual Property (for the purposes of this Section 4, the “Exiting Property”) from the lien of the Loan Documents and the Cross Collateral Documents upon substituting therefor (a “Substitution”) another property (the “Substitute Property”) satisfactory to Lender (in its sole discretion) and upon satisfaction (as determined by Lender in its sole discretion) of all of the following terms and conditions:

(a) At the time of such Borrower’s request for a Substitution and at the time of the proposed Substitution, there shall exist no Event of Default, and there shall exist no condition or state of facts, which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents;

(b) No Event of Default shall have occurred under any of the Loan Documents at any time from the Closing Date to the date of the consummation of the proposed Substitution;

(c) A Substitution shall involve only one (1) Individual Property;

(d) The Substitution shall be in conjunction with the sale of the one (1) Individual Property to a third party unrelated to any of the Borrowers, and Lender shall not be obligated to consummate the Substitution in the event the proposed sale of the Individual Property shall not actually be consummated;

(e) Upon the applicable Borrower’s written request for a Substitution, such Borrower shall deliver to Lender a copy of the then-current draft of the sale agreement pertaining to the sale of the Exiting Property, and as soon as available after Borrower’s written request for a Substitution, Borrower shall deliver to Lender a copy of the fully executed sale agreement (along with a marked copy of such fully executed sale agreement indicating all changes made after the draft of the sale agreement previously delivered to Lender), but in no event shall the delivery of such fully executed sale agreement and such marked sale agreement be later than two (2) business days after such Borrower’s execution of such sale agreement, and in all events such delivery shall be made at least thirty (30) days prior to the end of Lender’s period (as specified below) for processing such Substitution;

(f) Any written request by a Borrower to Lender for a Substitution must be received no sooner than the later of (i) nine (9) months after the Closing or (ii) nine (9) months after the completion of the most recent Substitution, and any such written request must be received no later than twelve (12) months prior to the maturity date of the Loans;

(g) The proposed Substitute Property shall constitute the fee simple estate to such property, and no joint venture or partnership interests or interests in ground leases shall be permitted;

(h) The ownership entity of the Substitute Property shall be identical to the entity that owned the Exiting Property;

(i) At the time of any Substitution, the Substitute Property shall not be less than eighty-two percent (82%) occupied by third-party tenants in occupancy and paying rent, and free rent or other rental concessions shall have been extinguished except as may otherwise be approved in writing by Lender;

(j) The credit of the tenants (or if a lease is guaranteed, the credit of the guarantor so long as such lease is guaranteed pursuant to a guaranty satisfactory to Lender) occupying the Substitute Property and the lease rollover schedule for such tenants shall be satisfactory to Lender. In addition, Lender shall have the right to set the minimum leasing requirements for the Substitute Property;

(k) Lender shall have received a physical condition report (conforming with Lender’s then-current guidelines and report requirements) of the Substitute Property from an engineer or architect chosen by Lender, which report shall be satisfactory in all respects to Lender. In addition, Lender shall have received an Environmental Site Assessment (conforming with Lender’s then-current guidelines and report requirements) of the Substitute Property from an environmental consulting firm chosen by Lender, which Environmental Site Assessment shall be satisfactory in all respects to Lender. The cost of preparation of all such reports and all necessary inspections shall be paid by Borrower;

(l) The Substitute Property (including, without limitation, the location, the demographics of the market area, appearance, configuration, quality and age of and access to the Substitute Property) shall be satisfactory to Lender;

(m) The value and NOI of the Substitute Property shall equal or exceed the then-market value and NOI of the Exiting Property, all as determined by Lender;

(n) All conditions that Borrowers were obligated to meet and satisfy under the terms of the Application in connection with the closing of the Loans, or, if required by Lender, Lender’s then current closing and underwriting requirements, shall be satisfied regarding the Substitute Property, including without limitation, that (i) all Loan Documents shall be satisfactory to Lender, (ii) Lender receives a satisfactory legal opinion from the applicable Borrower’s counsel, (iii) title to the Substitute Property shall be satisfactory in all respects to Lender (including, without limitation, evidence that Lender shall have a first and exclusive Lien on the fee simple interest in the Substitute Property), (iv) Lender shall receive a satisfactory survey and title insurance policy, (v) Lender receives satisfactory evidence that the Substitute Property complies with all applicable governmental requirements, and (vi) Borrowers’ current financial condition shall be satisfactory to Lender;

(o) At the same time the applicable Borrower delivers its written notice to Lender requesting a Substitution, such Borrower shall pay to Lender a non-refundable administrative fee of $10,000 (the “Substitution Administrative Fee”), and the Substitution Administrative Fee shall be deemed earned by Lender upon Lender’s receipt of such fee. At the closing of the Substitution, Borrower shall pay to Lender a non-refundable fee of one-half of one percent (0.5%) of the Allocated Loan Amount for the Exiting Property; provided, however, that Lender shall credit against such non-refundable fee paid at the closing of the Substitution the Substitution Administrative Fee that such Borrower previously paid to Lender. Neither the Substitution Administrative Fee nor the non-refundable fee paid at the closing of the Substitution shall be applied to the applicable Individual Loan or the outstanding principal balance due under the Loan;

(p) Whether or not the Substitution actually closes, Borrowers shall pay all costs and expenses associated with the Substitution, including but not limited to, title insurance and survey fees and expenses, recording charges and taxes, documentary stamp taxes, intangible taxes, reasonable attorneys’ fees (including reasonable attorneys’ fees and expenses for Lender’s staff attorneys and outside counsel), reasonable fees of Lender’s architect and/or engineer, and reasonable fees related to the Environmental Site Assessment;

(q) Lender shall have determined that, after giving effect to the proposed Substitution (excluding the Exiting Property, but including the Substitute Property), the Loan to Value Ratio for the Security Pool shall not exceed sixty-two percent (62%), and Lender shall have determined that, after giving effect to the proposed Substitution (excluding the Exiting Property, but including the Substitute Property), the Debt Service Coverage Ratio for the Security Pool shall be at least 1.90 to 1.00;

(r) [intentionally omitted];

(s) If the Exiting Property is a self-storage facility, the Substitute Property must be a self-storage facility;

(t) Lender shall have determined that, following the Substitution, the aggregate value of all Individual Properties in any one metropolitan area remaining in the Security Pool shall not exceed ten percent (10%) of the total value of all Individual Properties remaining in the Security Pool (with the exception of Fort Lee, New Jersey, and South Florida, in which case the total value cannot exceed thirty percent (30%);

(u) Borrowers shall only have the right to a combined cumulative total (during the entire term of the Loans) of three (3) Substitutions;

(v) Lender shall have determined, that following the Substitution, the amount of the Individual Loans of all Individual Properties that comprised part of the Security Pool on the Closing Date and that would remain as part of the Security Pool, shall be greater than sixty (60%) of the total original principal amount of the Loans;

(w) Lender’s decision to accept or reject any proposed Substitute Property shall be in Lender’s sole and absolute discretion, it being understood that, without limiting the foregoing, under no circumstances shall the Substitute Property qualify for a Substitution unless the value of the Substitute Property is, in Lender’s sole judgment, equal to or greater than one hundred percent (100%) of the value of the Exiting Property, as determined by Lender, and is at least equal to the Exiting Property in each of the following respects: (a) stability of cash flow, taking into consideration weighted average lease maturities; (b) tenant credit and quality and diversification; (c) building quality and diversification; and (d) location quality and diversification. Borrowers acknowledge that Lender may reject a property proposed as a Substitute Property for any reason or without giving a reason, and Borrowers assume such risk notwithstanding that it may spend substantial resources preparing the reports and other information required by Lender with respect to the Substitute Property;

(x) Lender determines in its sole discretion that the Substitution would not result in a violation of the ERISA provisions contained in Lender’s then-current guidelines and requirements, and Borrowers delivers such certifications and other documents as Lender may request in connection therewith;

(y) Lender is satisfied, and Borrowers shall deliver such assurances as may be reasonably requested by Lender (including a reaffirmation certification or other agreement) that any guaranty, indemnity or similar instrument delivered to Lender in connection with the Loans remains in full force and effect, notwithstanding and taking into consideration the Substitution; and

(z) The Individual Loan associated with the Substitute Property shall have the same unpaid principal balance allocated to such Individual Loan as the then-existing unpaid principal balance allocated to the Individual Loan associated with the Exiting Property at the time of the closing of the Substitution.

Lender shall have sixty (60) days in which to process any request to effect a Substitution after receipt of (1) all materials and information necessary to evaluate such request and (2) the Substitution Administrative Fee. Within ten (10) business days following Lender’s receipt of Borrower’s notice to effect a Substitution and the Substitution Administrative Fee, Lender shall preliminarily notify Borrower of any materials or information missing from documentation submitted to Lender with such written notice and which are needed by Lender to evaluate such request.

This Section 4 shall be personal to the original Borrowers under the Loans, and no transferee shall have any rights under this Section 4.

5. REQUEST FOR FINANCING FOR ADDITIONAL COLLATERAL.

5.1 Provided (i) no Event of Default, or event which with the passage of time or the giving of notice or both would be an Event of Default, shall then exist or shall have occurred at any time during the term of the Loans, and (ii) Lender, through its general account, is active in the business of providing commercial real estate mortgages and barring any material change in Lender’s general account commercial mortgage lending business, the original Borrowers only shall have the right to submit additional properties (the “Expansion Property”) for Lender’s consideration for additional financing (the “Expansion Loan”) from Lender during the term of the Loans subject to the following criteria:

(a) Borrowers shall request the Expansion Loan in writing and shall provide Lender such information as Lender may reasonably require in order to evaluate the making of the Expansion Loan. Lender agrees to respond to such request within thirty (30) days after receipt of the written request and all information required by Lender, provided, that, Lender reserves the right to request additional information in the event that, in Lender’s reasonable belief, Lender requires additional information to complete or supplement Lender’s review of any information theretofore delivered to Lender;

(b) The amount of the Expansion Loan shall be determined by Lender, in Lender’s sole discretion, at the time of the request;

(c) The Expansion Loan shall be co-terminus with the Loans;

(d) The terms used to quote the Expansion Loan will (i) reflect then-market conditions for a loan on similar properties of similar quality at the time, employing Lender’s then-current underwriting parameters, and (ii) be based on spreads and treasuries which match the remaining term of the Loans. In the event Lender consents to the Expansion Loan and Borrower wants to lock the interest rate prior to closing the Expansion Loan, Borrower shall post an interest rate standby fee (the “Expansion Standby Fee”)(in cash or by letter of credit in form and content and with an issuer acceptable to Lender) with Lender equal to two percent (2%) of the amount of the Expansion Loan. The Expansion Standby Fee shall be held and disbursed in the same manner as the Fees (as defined in the Application) are held and disbursed under Section 17(d) and 17(e) of the Application. In the event the interest rate for the Expansion Loan is locked before the closing of the Expansion Loan, the Expansion Loan must be closed within eighty (80) days after the date of such rate lock;

(e) Borrower also agrees to pay Lender’s reasonable expenses incurred in connection with analyzing and closing the Expansion Loan whether or not the Expansion Loan closes, including, but not limited to, all reasonable legal fees and disbursements for Lender’s staff attorneys and outside counsel, title insurance, appraisal fees, documentary stamp taxes, environmental site assessment expenses, any inspection(s) of the physical condition of the Expansion Property, mortgage taxes, and recording fees;

(f) Any written request by Borrower to Lender for an Expansion Loan may be made no sooner than six (6) months after the Closing, and any such written request must be received no later than twenty-four (24) months prior to the maturity date of the Loans;

(g) The proposed Expansion Property shall constitute the fee simple estate to such property, and no joint venture or partnership interests or interests in ground leases shall be permitted;

(h) The Expansion Property shall not be less than eighty-two percent (82%) occupied by third-party tenants in occupancy and paying rent, and free rent or other rental concessions shall have been extinguished except as may otherwise be approved in writing by Lender;

(i) The Expansion Property (including, without limitation, the location, the demographics of the market area, appearance, configuration, quality and age of and access to the Expansion Property) shall be satisfactory to Lender;

(j) In the event Lender approves Borrowers’ request to make the Expansion Loan on terms and conditions acceptable to Borrowers and Lender, Borrowers shall execute such documents to evidence and secure the Expansion Loan on Lender’s then-current forms with such revisions as Lender shall require, which shall include but not be limited to, provisions which (i) cross-default the Expansion Loan with the Loans, (ii) make monthly payment dates on the Expansion Loan and the Loans coincide, and (iii) create the same maturity dates for the Expansion Loan and the Loans. Borrower also agrees to deliver any Due Diligence Materials (as defined in the Application) reasonably requested by Lender, which shall include, without limitation, an environmental site assessment, an inspection of the physical condition of the Expansion Property, an increase in Lender’s title insurance policy or a new title insurance policy, in Lender’s reasonable discretion, in the amount of the Expansion Loan with an effective date that coincides with the funding of the Expansion Loan. The making of the Expansion Loan shall be conditioned upon (x) Lender’s review and approval of the Due Diligence Materials, in Lender’s sole discretion, (y) there being be no material and adverse change to the Expansion Property, the Due Diligence Materials, or the financial condition of the Borrowers, and (z) the conditions of the Application pertaining to the making of the Loans must have been satisfied, in Lender’s sole discretion, with respect to the making of the Expansion Loan; and

(k) Notwithstanding anything to the contrary in this Section 5, Borrower acknowledges and agrees that Lender shall have no obligation to make the Expansion Loan and may accept or decline to make the Expansion Loan in Lender’s sole discretion.

6. EVENT OF DEFAULT.

6.1 Definition. The following shall be an “Event of Default”:

(a) if any Borrower fails to make any scheduled payment required under the Loan Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives two (2) notices of such a default within any twelve (12) month period, none of Borrowers shall have any further right to any notice of such a default during the next following twelve (12) month period; provided, further, however, Borrowers shall have no right to any such notice upon the maturity date of the Notes;

(b) except for defaults listed in the other subsections of this Section 6.1, if any Borrower fails to perform or comply with any other provision contained in the Loan Documents that is capable of cure by the payment of money and the default is not cured within fifteen (15) days of Lender providing written notice thereof; provided, however, that (i) with respect to any failure by any Borrower to pay Assessments as required under the Documents, if Lender gives one (1) notice of such a default within any twelve (12) month period, such Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period, and (ii) with respect to any failure by any Borrower to pay Insurance Premiums as required under the Loan Documents, if Lender gives one (1) notice of such a default within any twelve (12) month period, such Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period;

(c) except for defaults listed in the other subsections of this Section 6.1, if any Borrower fails to perform or comply with any other provision contained in any of the Loan Documents and the default is not cured within thirty (30) days of Lender’s providing written notice thereof, or such longer period as may be provided for in the Loan Documents (the “Grace Period”); provided, however, that Lender may extend the Grace Period up to an additional sixty (60) days (for a total of ninety (90) days from the date of default) if (i) such Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within ninety (90) days after the default, (2) no Lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the applicable Individual Property or Lender’s security interest;

(d) if any representation made (i) in connection with any of the Loans or any of the Pool Obligations, or (ii) in the Application or any of the Loan Documents shall be false or misleading in any material respect when made or when deemed made;

(e) if any default under Section 2 of this Agreement occurs;

(f) if any Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(g) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against any Borrower, and, if instituted against any Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(h) if any of the events in Sections 6.1(f) or (g) of this Agreement shall occur with respect to any (i) managing member of any Borrower (if Borrower is a limited liability company), (ii) general partner of any Borrower (if Borrower is a partnership) or (iii) guarantor of payment and/or performance of any of the Pool Obligations;

(i) if any Individual Property shall be taken, attached, or sequestered on execution or other process of law in any action against any Borrower;

(j) if any default occurs under the Recourse Documents and such default is not cured within any applicable grace period in that document;

(k) if any Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 of the Mortgages within ten (10) days after written notice;

(l) if any Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or security agreement covering any part of the Security Pool, whether it be superior or junior in Lien to the Mortgages;

(m) if any claim of priority (except based upon a Permitted Encumbrance) to the Loan Documents by title, Lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by any Borrower;

(n) (i) the consummation by any Borrower of any transaction which would cause (A) any of the Loans or any exercise of Lender’s rights under any of the Loan Documents to constitute a non-exempt prohibited transaction under ERISA, or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 of the Mortgages or Section 3 of the ERISA Indemnities to be true and correct in all respects; or (iii) the failure of any Borrower or any Guarantor or Indemnitor to provide Lender with the written certifications required by Section 3.11 of the Mortgages and Section 3 of the ERISA Indemnities; or

(o) (i) the consummation by any Borrower of any transaction which would cause an OFAC Violation [defined in the Mortgages]; (ii) the failure of any representation in Section 2.09 of the Mortgages to be true and correct in all respects; or (iii) the failure of any Borrower to comply with the provisions of Section 3.20 of the Mortgages, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to any Borrower or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, the Anti-Terrorism Regulations [defined in the Mortgages]).

6.2 Remedies. Upon the occurrence of any Event of Default, Lender may at any time declare all of the Indebtedness to be due and payable, and the same shall thereupon become immediately due and payable, together with all payments due in accordance with the terms of this Agreement, the Notes, and the other Loan Documents, without any further presentment, demand, protest or notice of any kind, and Lender shall also have all rights and remedies provided for in the Loan Documents. All remedies of Lender provided for herein and in the Loan Documents are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or, by law, including any right of offset. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under the Loan Documents.

6.3 Multiple Obligations; Cross Default. Each Borrower understands, acknowledges and agrees that each of the Notes is a separate and distinct legal obligation and that the execution of a single Loan Agreement and references herein to the “Loan” or “Loans” is for purposes of administrative convenience only. Each Borrower further understands, acknowledges and agrees that the occurrence of a default under any of the Notes or other Loan Documents shall constitute a default under all other Notes and other Loan Documents, following the expiration of any applicable cure period, and shall entitle Lender to exercise all of its rights and remedies under all of the Loan Documents and the Recourse Documents, including, without limitation, accelerating the maturity date of any or all of the Notes and foreclosing the Liens of any or all of the Mortgages in such order and manner as Lender may elect in its sole and absolute discretion.

6.4 Application of Foreclosure Proceeds. In the event of a foreclosure (non-judicial or judicial) of any of the Mortgages encumbering any of the Individual Properties, each Borrower agrees that Lender shall have full and complete discretion to apply any proceeds from the sale of the applicable Individual Property, after payment of any and all costs of foreclosure, attorneys’ and trustee’s fees, and after satisfaction of the foreclosed obligation (any such remaining proceeds being defined as the “Excess Proceeds”) to the prepayment or repayment (together with applicable Prepayment Premium, if any) of the indebtedness evidenced by any of the other Notes. Each Borrower hereby irrevocably assigns, transfers and conveys to Lender any and all of its right, title and interest in and to the Excess Proceeds and consents to the prepayment or repayment of indebtedness herein above provided. Each Borrower hereby waives any right to require Lender to (i) marshal any assets of any Borrower (including, without limitation, the Individual Properties), or (ii) any right to require a sale in inverse order of alienation in the event of foreclosure of the Liens and security interests created by the Mortgages or any of the other Loan Documents.

7. MISCELLANEOUS

7.1 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Lender or any Borrower therefrom, shall in any event be effective without the written concurrence of Lender and Borrowers thereto. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written agreement of Lender and Borrowers. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the event of any inconsistency between the terms and conditions of the other Loan Documents and this Agreement, the terms and conditions of this Agreement shall control.

7.2 Notices. All notices, demands or documents of any kind that Borrowers and Lender may be required or may desire to give or serve under this Agreement shall be given or served in the manner provided in the Mortgages.

7.3 Successors and Assigns; Subsequent Holders of Notes. The terms, covenants and conditions contained in this Agreement shall inure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors, and assigns, and all subsequent owners of the Individual Properties and all subsequent holders of the Notes and the Mortgages, subject in all events to the provisions of the Mortgages and this Agreement regarding transfers by Borrowers.

7.4 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

7.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Notes are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.6 Severability. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.7 Headings. Sections and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

7.8 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

7.9 Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT SUCH OTHER DOCUMENT CONTAINS A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

7.10 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All judicial proceedings arising out of or relating to this Agreement, any Note or the Loan Documents or any of the Pool Obligations may be brought only in any state or Federal court of competent jurisdiction in the State of New Jersey and by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and, subject to any appeal rights, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, such Note, the Loan Documents or such Pool Obligations; provided, however, that Lender in its sole discretion shall have the right to commence proceedings with respect to any Collateral Document (and the Note governed by the laws of such state) in the state where the Individual Property secured by such Collateral Document is located. TO THE EXTENT PERMITTED BY LAW, ALL PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OBLIGATION.

7.11 Exhibits and Schedules. The exhibits and schedules annexed hereto are incorporated herein and shall be a part of this Agreement.

7.12 Limited Recourse Liability. The provisions of Paragraphs 8 and 9 of the Notes are incorporated into this Agreement as if such provisions were set forth in their entirety in this Agreement.

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[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Borrowers as of the day and year first above written.

BORROWERS:

SSTI 2900 CRESCENT SPRINGS RD, LLC, a Delaware limited liability company		SSTI 550 MAIN ST, LLC, a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager	By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz	By:	/s/ H. Michael Schwartz
	H. Michael Schwartz, its President		H. Michael Schwartz, its President

SSTI 4950 N DIXIE HWY, LLC, a Delaware limited liability company		SSTI 16400 STATE RD 84, LLC, a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager	By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz	By:	/s/ H. Michael Schwartz
	H. Michael Schwartz, its President		H. Michael Schwartz, its President

USA DURANGO LV SELF STORAGE, LLC, a Delaware limited liability company		SSTI 10490 COLONEL CT, LLC, a Delaware limited liability company

By:	Strategic Capital Holdings, LLC, a Virginia limited liability company, its Manager	By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz	By:	/s/ H. Michael Schwartz
	H. Michael Schwartz, its President		H. Michael Schwartz, its President

SSTI 2035 POWERS FERRY RD, LLC, a Delaware limited liability company		SSTI 3636 WASHINGTON ST, LLC, a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager	By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz	By:	/s/ H. Michael Schwartz
	H. Michael Schwartz, its President		H. Michael Schwartz, its President

SSTI 1135 W BROADWAY RD, LLC, a Delaware limited liability company		SSTI 15 LANDINGS DR, LLC, a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager	By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz	By:	/s/ H. Michael Schwartz
	H. Michael Schwartz, its President		H. Michael Schwartz, its President

SSTI 3401 SOUTH STATE RD 7, LLC, a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz, its President

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

[SIGNATURE PAGE TO COLLATERAL LOAN AGREEMENT]

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Christine Haskins
Name:	Christine Haskins
Title:	Vice President

[CORPORATE SEAL]

[END OF SIGNATURES]

EXHIBIT A

Allocated Loan Amounts for Individual Properties

	Individual Property	Individual Borrower	Loan Number	Allocated Loan Amount

1	2900 Crescent Springs Pike	SSTI 2900 Crescent Springs RD	706108325	$1,600,000.00

2	550 Main Street	SSTI 550 Main ST	706108325	$8,700,000.00

3	4950 N Dixie Highway	SSTI 4950 N Dixie HWY	706108325	$7,725,000.00

4	16400 State Rd. 84	SSTI 16400 State RD 84	706108325	$3,300,000.00

5	3825 S Durango Drive	USA Durango LV Self Storage	706108325	$1,525,000.00

6	10490 Colonel Court	SSTI 10490 Colonel CT	706108325	$1,550,000.00

7	2035 Powers Ferry Road	SSTI 2035 Powers Ferry RD	706108325	$2,250,000.00

8	3636 E Washington	SSTI 3636 E Washington ST	706108325	$850,000.00

9	1135 W. Broadway Road	SSTI 1135 W Broadway RD	706108325	$1,000,000.00

10	15 Landings Road	SSTI 15 Landings DR	706108325	$1,350,000.00

11	3401 South State Road 7	SSTI 3401 South State RD 7	706108371	$2,735,000.00

	TOTAL			$32,585,000.00

EXHIBIT B

Individual Properties

	Individual Property	Address

1.	2900 Crescent Springs Pike	2900 Crescent Springs Pike Erlanger, Kenton Co., KY 41018

2.	550 Main Street	550 Main St. Fort Lee, Bergen Co., NJ 07024

3.	4950 N Dixie Highway	4950 N Dixie Highway Ft. Lauderdale, Broward Co., FL 33334

4.	16400 State Rd. 84	16400 State Rd. 84 Weston, Broward Co., FL 33331

5.	3825 S Durango Drive	3825 S Durango Drive Las Vegas, Clark Co., NV 89147

6.	10490 Colonel Court	10490 Colonel Court Manassas, Prince William Co., VA 20110

7.	2035 Powers Ferry Road	2035 Powers Ferry Road Marietta, Cobb Co., GA 30067

8.	3636 E Washington	3636 E Washington Phoenix, Maricopa Co., AZ 85034

9.	1135 W. Broadway Road	1135 W. Broadway Road Tempe, Maricopa Co., AZ 85282

10.	15 Landings Road	15 Landings Road Pittsburgh, Allegheny Co., PA 15238

11.	3401 South State Road 7	3401 South State Road 7 Davie, Broward Co., FL 33314